Exhibit 10.6

FUELCELL ENERGY, INC.
COMMON STOCK WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 8.

Warrant Issue Date: [_________]	Warrant to Purchase up to [_________] Shares
of Common Stock

This certifies that, for value received, [__________________], or its registered and permitted assigns (the "Holder") is entitled, subject to the terms set forth herein, to purchase from FuelCell Energy, Inc., a Delaware corporation (the "Company"), up to [_________] shares of the Common Stock ("Common Stock") of the Company, as constituted on the Warrant Issue Date specified above (the “Warrant Issue Date”), at the Exercise Price per share of Common Stock. The Exercise Price and the number of shares of Common Stock issuable on exercise of this Warrant are subject to adjustment as provided below.  This Warrant is being issued to the Holder on the Warrant Issue Date as a requirement under the Credit Agreement by and among the Company, the Subsidiaries of the Company from time to time party thereto as Guarantors, the lenders from time to time party thereto and Orion Energy Partners Investment Agent, LLC, as administrative agent and collateral agent, dated as of October 31, 2019 (as amended and restated from time to time, the "Credit Agreement").  Terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement (it being understood that if the Credit Agreement is not in effect at any time during the term of this Warrant, references herein to the Credit Agreement shall be to the Credit Agreement as if the Credit Agreement was in effect at such time).

1.Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time, during the period (the "Term") commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Time, on the date that is the eighth anniversary of the Warrant Issue Date.

2.Shares Subject to Purchase.  The number of shares of Common Stock which this Warrant entitles the Holder to purchase shall be [_________] shares, subject to adjustment as provided in Section 11 hereof.

3.Exercise Price.  The Exercise Price shall be $[_____] per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

4.Exercise of Warrant.

(a)Surrender and Payment.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term hereof as described in Section 1 above by delivery of a Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and, in the event that such exercise is an exercise in full of this Warrant, surrender of this Warrant, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).  On the date of the delivery of any Notice of Exercise, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is so exercised either (x) in cash or by certified check, wire transfer or other payment means acceptable to the Company or (y) in the event that the Holder has elected to make such exercise via Cashless Exercise as set forth in the Notice of Exercise, in the manner specified in Section 4(b) below.  Execution and delivery of a Notice of Exercise with respect to an exercise to purchase less than the maximum number of shares of Common Stock issuable hereunder shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase shares hereunder with respect to the remaining portion of this Warrant.

(b)Cashless Exercise.  Notwithstanding anything contained herein to the contrary (other than Section 4(d) below), if at any time of exercise hereof a Registration Statement filed with the SEC by the Company is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the shares of Common Stock then issuable hereunder, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A	= the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B

=       the quotient of (x) the sum of the VWAP of the Common Stock on each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C	= the Exercise Price then in effect for the applicable shares of Common Stock at the time of such exercise.

If the shares of Common Stock are issued in a Cashless Exercise, the parties hereto acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, such shares of Common Stock take on the characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the Warrant Issue Date, it is intended that shares of Common Stock issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for such shares of Common Stock shall be deemed to have commenced, on the Warrant Issue Date.

(c)Effectiveness of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the Holder’s delivery of a Notice of Exercise and payment of the applicable Exercise Price (other than in the case of a Cashless Exercise pursuant to Section 4(b)) as provided herein, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within three (3) Trading Days thereafter (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of shares issuable upon such exercise), the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and shall deliver all instructions necessary to the Company’s transfer agent to permit the immediate transfer of such shares of Common Stock (the failure of the Company to deliver such certificates or instructions within such three Trading Day (or shorter) period is referred to herein as an “Exercise Failure”). The Company shall pay any and all transfer, stamp and similar taxes and fees which may be payable with respect to the issuance and delivery of shares of Common Stock upon exercise of this Warrant. In the event that this Warrant is exercised only in part, and the Holder tenders this Warrant for reissuance, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.  If an Exercise Failure occurs and on or after the expiration of the three Trading Day period referred to above (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of shares issuable upon such exercise), the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Exercise Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to cause the issuance and delivery of such certificate (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock so purchased multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon the exercise of this Warrant as required pursuant to the terms hereof.

(d)Limitation on Exercises.  The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d) beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Exercise Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise or conversion of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

5.No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Common Stock multiplied by such fraction.

6.Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

7.Rights of Stockholders.  Subject to Section 4(c), the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

8.Transfer of Warrant.

(a)Warrant Register.  The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder's address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)Limitations on Transfer.  In no event may this Warrant be transferred or assigned without compliance with, or pursuant to an available exemption from, the Securities Act and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company; provided that no such representation letters or legal opinions shall be required in connection with any transfer of this Warrant (i) pursuant to an effective Registration Statement, (ii) to the Company, (iii) pursuant to Rule 144 (as promulgated under the Securities Act) (provided that the Holder provides the Company with reasonable assurances (in the form of a seller representation letter) that the Warrant may be sold pursuant to such rule) or Rule 144A (as promulgated under the Securities Act), or (iv) in connection transfer or assignment to an Affiliate of this Holder). Subject to the foregoing provisions, this Warrant may be transferred by the Holder executing an assignment in the form annexed hereto and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form appended hereto and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

9.Reservation of Stock.  The Company covenants that during the Term in which this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant) and, from time to time, will take all steps necessary to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock (the “Required Reserve Amount”) equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant, in full (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow Company to reserve the Required Reserve Amount under this Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall take all actions necessary under applicable law and stock exchange regulations (including obtaining all necessary consents and approvals of stockholders) to effect such increase in the number of authorized shares of Common Stock.  If, upon any exercise of this Warrant under Section 4, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to rescind such attempted exercise, the Holder may, in its discretion, require the Company, in lieu of delivering Common Stock in connection with such exercise and in full satisfaction of the Company’s obligations with respect to such exercise, to pay to the Holder within three (3) Business Days of the applicable attempted exercise, cash in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to deliver pursuant to Section 4, multiplied by (ii) the highest Closing Sale Price of the Common Stock on any Trading Day during the period beginning on the date on which the Company has received the applicable Exercise Notice and ending on the date on which the Company makes the applicable cash payment.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and shall be free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

10.Notices.

(a)Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)In case:

(i)the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c)All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following the date of such mailing.

11.Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1Merger, Sale of Assets, etc. (other than a Change of Control).  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person (any such event, in (i), (ii) and (iii), a "Fundamental Transaction"), then, except in the case of a Change of Control, as a part of such Fundamental Transaction, the successor corporation or entity shall assume in writing all of the obligations of the Company under this Warrant pursuant to written instrument substantially similar in form and substance to this Warrant such that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein, the number of shares of stock or other securities or property of the successor corporation or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. Notwithstanding the foregoing, at the request of the Holder delivered at any time commencing on the earliest to occur of (A) the public disclosure of any Fundamental Transaction in which the successor corporation or entity is not a publicly traded entity whose common equity or ordinary shares, as the case may be, is quoted on or listed for trading on an Eligible Board or Market, (B) the consummation of any such Fundamental Transaction and (C) the Holder first becoming aware of any such Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the successor corporation or entity (as the case may be shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Change of Control), an amount equal to (x) in the event that such payment date is on or prior to the second anniversary of the Warrant Issue Date, the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Fundamental Transaction, payable in cash, or (y) in the event that such payment date is after the second anniversary of the Warrant Issue Date, an amount equal to (i) the product of the remaining number of shares of Common Stock issuable upon exercise of this Warrant times the consideration per share of Common Stock paid or payable to each holder of Common Stock in such Fundamental Transaction, minus (ii) the aggregate Exercise Price, payable in case.  The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered at any time commencing on the earliest to occur of (A) the public disclosure of any Change of Control, (B) the consummation of any Change of Control and (C) the Holder first becoming aware of any Change of Control through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the successor corporation or entity (as the case may be) purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Change of Control), an amount equal to (x) in the event that such payment date is on or prior to the second anniversary of the Warrant Issue Date, the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control, payable in cash or (y) in the event that such payment date is after the second anniversary of the Warrant Issue Date, an amount equal to (i) the product of the remaining number of shares of Common Stock issuable upon exercise of this Warrant times the consideration per share of Common Stock paid or payable to each holder of Common Stock in such Change of Control, minus (ii) the aggregate Exercise Price, payable in case.

11.2Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

11.3Split, Subdivision or Combination of Shares.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11.4Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

11.5Rights, Options and Warrants.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the Company distributes to substantially all of the holders of the securities as to which purchase rights under this Warrant exist at the time rights, options or warrants entitling such holders to subscribe for or purchase securities as to which purchase rights under this Warrant exist at the time at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is publicly announced, then the Exercise Price will be decreased based on the following formula:

Where:

EP0	= the Exercise Price in effect immediately before the open of business on the ex-dividend date for such distribution

EP1	= the Exercise Price in effect immediately after the open of business on such ex-dividend date

OS

=       the number of shares of Common Stock (or other securities as to which purchase rights under this Warrant exist at the time) outstanding immediately before the open of business on such ex-dividend date

X	= the total number of shares of Common Stock (or other securities as to which purchase rights under this Warrant exist at the time) issuable pursuant to such rights, options or warrants

Y

=       a number of shares of Common Stock (or other securities as to which purchase rights under this Warrant exist at the time)

obtained by dividing (x) the aggregate price amount to exercise all such rights, options or warrants distributed by the Company by (y) the average of the Closing Sale Prices per share of Common Stock (or other securities as to which purchase rights under this Warrant exist at the time) for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced

For the avoidance of doubt, any adjustment to the Exercise Price made pursuant to this Section 11.5 will be made successively whenever any such rights, options or warrants are issued and, pursuant to the definition of EP1 above, will become effective immediately after the open of business on the ex-dividend date for the applicable distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Exercise Price, if previously adjusted, will be readjusted effective as of such expiration date to the Exercise Price that would then be in effect had the decrease to the Exercise Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Exercise Price will be readjusted effective as of the date the Board of Directors of the Company determines not to distribute such rights, options or warrants, to the Exercise Price that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.  For purposes of this Section 11.5, in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors of the Company.  For the avoidance of doubt, in no event shall any adjustment to the Exercise Price be made pursuant to this Section 11.5 unless and until the distribution by the Company of the applicable rights, options or warrants.

11.6Number of Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to Section 11.3 or 11.5 above, the number of shares of Common Stock that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of shares of Common Stock shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

11.7Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

11.6No Impairment.  The Company will not, by any voluntary action, by amendment of its respective certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.  Without limiting the generality of the foregoing or any other provision of this Warrant, the Company shall not increase, or take any action the result of which is to increase, the par value of any shares of Common Stock receivable upon exercise of this Warrant above the Exercise Price then in effect.

12.Registration.

(a)The Company shall use its commercially reasonable efforts to effect the registration, as soon as practicable after the Warrant Issue Date, but, in no event later than March 16, 2020, pursuant to Rule 415 of resales by the Holder of all shares of Common Stock issuable upon exercise of this Warrant on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) and shall maintain such registration at all times following the effective date of such Registration Statement until the earlier of (i) the date as of which the Holder may sell all of the shares of Common Stock issuable upon exercise of this Warrant without restriction pursuant to Rule 144 as promulgated under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as promulgated under the Securities Act or (ii) the date on which the Holder shall have sold all of the shares of Common Stock issuable upon exercise of this Warrant (the “Registration Period”).  The Holder consents to the disclosure of its name and its ownership of Warrants and Common Stock in such Registration Statement.

(b)The Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration

Statement until such time as all of Common Stock issuable upon exercise of this Warrant shall have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in such Registration Statement or the completion of the applicable Registration Period. In the case of amendments and supplements to any Registration Statement by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on or prior to the third (3rd) Trading Day following the date on which the Exchange Act report is filed with the SEC which created the requirement for the Company to amend or supplement such Registration Statement.  Notwithstanding anything herein to the contrary, upon a good faith determination by a majority of the members of the board of directors of the Company that it is in the best interests of the Company to suspend the use of a Registration Statement, following the effectiveness of such Registration Statement (and the filings with any federal or state securities commissions), the Company, by written notice to the applicable Holders, may direct the applicable Holders to suspend sales of shares of Common Stock issuable upon exercise of this Warrant pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12 month period commencing on the Warrant Issue Date or more than 60 days in any rolling 90 day period).

(c)The Company shall use its commercially reasonable efforts, as it determines necessary, to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus included therein or any document incorporated therein by reference or file any other required document so that such Registration Statement and the related prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)If, for any reason (including, without limitation, by reason of the last sentence of Section 12 (b)), (i) a Registration Statement covering the resale of all of the shares of Common Stock issuable upon exercise of this Warrant on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) is not declared effective by the SEC on or before March 16, 2020 (an “Effectiveness Failure”) (it being understood that if on or prior to the fifth Business Day immediately following the effective date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) (to the extent such a prospectus is either technically required by such rule or is otherwise required under applicable securities laws in order to permit the resale by the Holder of all of the shares of Common Stock issuable upon exercise of this Warrant), the Company shall be deemed to not have satisfied this clause (i) and such event shall be deemed to be an Effectiveness Failure), (ii) on any day after the effective date of a Registration Statement during the Registration Period sales of all of the shares of Common Stock cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the shares of

Common Stock on the applicable Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Holder is unable to sell all of the shares of Common Stock issuable upon exercise of this Warrant without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief (other than equity remedies) for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell all of the shares of Common Stock issuable upon exercise of this Warrant (which remedy shall not be exclusive of any other remedies available in equity), the Company shall pay to the Holder an amount in cash equal to $25,000 on (1) the date of such Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) an Effectiveness Failure until such Effectiveness Failure is cured; (II) a Maintenance Failure until such Maintenance Failure is cured; and (III) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days).  The payments to which a holder of Registrable Securities shall be entitled pursuant to this clause (d) are referred to herein as “Registration Delay Payments.”  In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full.

13.Representations and Warranties of the Holder. The Holder represents and warrants to the Company as of the Warrant Issue Date that:

(a)Understandings or Arrangements. The Holder is acquiring this Warrant and the shares of Common Stock issuable upon exercise of this Warrant as principal for its own account and has no direct or indirect arrangement or understanding with any other person to distribute, or regarding the distribution of, such securities (this representation and warranty not limiting the Holder’s right to sell the securities in compliance with applicable federal and state securities laws and the terms of this Warrant).

(b)Accredited Investor Status. At the time the Holder was offered this Warrant, it was, and as of the Warrant Issue Date it is, and on each date on which it exercises this Warrant, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(c)Experience. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in this Warrant and the shares of Common Stock issuable upon exercise of this Warrant and, at the present time, is able to afford a complete loss of such investment.

(d)Access to Information. The Holder acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of investing in this Warrant and the shares of Common Stock issuable upon exercise of this Warrant; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

14.Definitions.  As used herein, the following terms shall have the following meanings:

(a)“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Warrant Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(b)“Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets determined as of the day immediately following the first public announcement of the applicable Change of Control, or, if the Change of Control is not publicly announced, the date the Change of Control is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the greater of (A) the sum of the price per share being offered in cash, if any, plus the per share value of any non-cash consideration, if any, being offered in such Change of Control and (B) the greater of (x) the last VWAP immediately prior to the public announcement of such Change of Control and (y) (B) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 11.1, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(c)“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg Financial Markets, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg Financial Markets, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(d)“Eligible Board or Market” means the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCBB.

(e)“Principal Market” means the Eligible Board or Market on which the Common Stock is then traded.

(f)“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering all shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant), including, in each case, the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

(g)“Trading Day” means (i) a day on which the Common Stock is traded on a Eligible Board or Market (other than the OTCBB), or (ii) if the Common Stock is not listed or quoted on a Eligible Board or Market (other than the OTCBB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCBB, or (iii) if the Common Stock is not listed or quoted on any Eligible Board or Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

(h)“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg Financial Markets or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg Financial Markets, or, if no dollar volume-weighted average price is reported for such security by Bloomberg Financial Markets for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

15.Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, FUELCELL ENERGY, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of:                          , 2019

FUELCELL ENERGY, INC.

By:
Name:
Title:

Dated as of:                         , 2019

Solely for purpose of making the representations and warranties set forth in Section 13 of this Warrant, [WARRANT HOLDER] has caused this Warrant to be executed by its officer thereunto duly authorized:

[WARRANT HOLDER]

By:
Name:
Title:

NOTICE OF EXERCISE

To:        FUELCELL ENERGY, INC.

(1)     The undersigned hereby elects to purchase _________ shares of Common Stock of FuelCell Energy, Inc., pursuant to the provisions of the attached Warrant.

(2)     The Holder intends that payment of the aggregate Exercise Price for such shares of Common Stock shall be made as follows:

□       a Cash Exercise with respect to _______________ shares of Common Stock;

and/or

□       a Cashless Exercise with respect to _______________ shares of Common Stock.

(3)     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(3)     Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint _______________________ Attorney to make such transfer on the books of FuelCell Energy, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature of Holder